EXHIBIT 10.7

AMENDMENT

TO

DEFERRED STOCK UNIT AGREEMENT

A. The Deferred Stock Unit Agreement (the “Agreement”) dated as of February 28, 2006 by and between Boston Scientific Corporation (the “Company”) and James R. Tobin (the “Participant”) governing the award of 250,000 Deferred Stock Units is hereby amended as follows solely to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended:

1. Section 3 of the Agreement is hereby amended by deleting the phrase “the Participant’s termination of employment” in the first sentence thereof and substituting therefor the phrase “the Participant’s Separation from Service as determined in accordance with the presumptions set forth in Treasury Regulations Section 1.409A-1(h) (‘Separation from Service’).”

2. Section 8 of the Agreement is hereby amended by deleting the phrase “the Participant’s termination of employment” in the last sentence thereof and substituting therefor the phrase “the Participant’s Separation from Service.”

B. Except as amended herein, the Agreement is confirmed in all other respects.

C. The effective date of this Amendment is as of January 1, 2009.

Executed this __________ day of December, 2008 by the parties hereto and, in the case of the Company, by its duly authorized officer.

BOSTON SCIENTIFIC CORPORATION

By:
Title

James R. Tobin, Participant